                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion of our report on the supplemental consolidated financial statements of Waste Management, Inc. and Subsidiaries dated September 23, 1998 included in Waste Management, Inc.'s report on Form 8-K dated September 23, 1998 and incorporation by reference into Waste Management, Inc.'s previously filed Registration Statements on Form S-3 (File Nos. 333-00097, 333-08573, 333-32471, 333-33889 and
333-52197), on Form S-4 (File Nos. 333-31979, 333-32805 and 333-49253), and on
Form S-8 (File Nos. 33-43619, 33-72436, 33-84988, 33-84990, 33-59807, 33-61621,
33-61625, 33-61627, 333-02181, 333-08161, 333-14115, 333-14613, 333-34819,
333-51975, 333-56113 and 333-59247).

                                            Arthur Andersen LLP

Houston, Texas
September 23, 1998